Exhibit 28(e)(xiii)

TWELFTH AMENDMENT TO

UNDERWRITING AGREEMENT

This Twelfth Amendment (the “Amendment”) to the Underwriting Agreement (the “Agreement”) dated as of April 1, 2012, by and between FundVantage Trust, a Delaware statutory trust (the “Trust”) and Foreside Funds Distributors LLC, a Delaware limited liability company (“Foreside”) is entered into as of March 31, 2015 (the “Effective Date”).

WHEREAS, the Trust and Foreside desire to amend Exhibit A of the Agreement to reflect the addition of the Gotham Index Plus Fund and the deletion of the Boston Advisors Broad Allocation Strategy Fund; and

WHEREAS, Section 14 of the Agreement requires that all amendments to the Agreement to be in writing and signed by the parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Foreside and the Trust hereby agree as follows:

1.                                      Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.                                      Exhibit A to the Agreement is hereby amended and restated by Appendix A attached hereto.

3.                                      Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.                                      This Amendment shall be governed by the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FUNDVANTAGE TRUST		FORESIDE FUNDS DISTRIBUTORS LLC

By:	/s/Joel Weiss	By:	/s/ Mark Fairbanks
Name:	Joel Weiss, President	Name:	Mark Fairbanks
Title:	President	Title:	President

APPENDIX A

EXHIBIT A

Bradesco Latin American Equity Fund

Bradesco Latin American Hard Currency Bond Fund (f/k/a Bradesco Brazilian Hard Currency Bond Fund)

Cutwater High Yield Fund

Cutwater Investment Grade Bond Fund

Cutwater Multi-Sector Inflation Protection Fund

Cutwater Municipal Bond Inflation Protection Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Estabrook Investment Grade Fixed Income Fund

Estabrook Value Fund

Gotham Index Plus Fund

Gotham Absolute 500 Fund

Gotham Absolute Return Fund

Gotham Enhanced 500 Fund

Gotham Enhanced Return Fund

Gotham Neutral Fund

Gotham Total Return Fund

Lateef Fund

Montibus Small Cap Growth Fund Mount Lucas U.S. Focused Equity Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pacific Capital U.S. Government Money Market Fund

Pemberwick Fund

Polen Growth Fund

Polen Global Growth Fund

Private Capital Management Value Fund

Quality Dividend Fund

Sirios Focus Fund

SkyBridge Dividend Value Fund

WHV International Equity Fund

WHV/Acuity Tactical Credit Long/Short Fund

WHV/EAM Emerging Markets Small Cap Equity Fund

WHV/EAM International Small Cap Equity Fund

WHV/Seizert Small Cap Value Equity Fund